Exhibit 10.13(c)

Notice of Grant of Stock Options &

Signature Page to the Option Agreement
SITEL Corporation
ID: 47-0684333
7277 World Communications Drive
Omaha, Nebraska 68122
(402) 963 6810

Option Number:
Plan:
ID:

You have been granted an option pursuant to the SITEL Corporation 1999 Stock Incentive Plan, as amended (the “Plan”).

The terms of the option are evidenced in the attached Option Agreement, to which this Notice of Grant of Stock Options serves as the signature page.  The following terms when used in the Option Agreement have the meanings set forth below:

Optionee:

Number of Option Shares:

Grant Date:

Option Exercise Price:

Latest Expiration Date:

The date or dates on which the option becomes exercisable is governed by Section 3 of the Option Agreement, subject to additional terms and conditions set forth in the Option Agreement and the Plan.  In no event shall the option be exercisable after the Latest Expiration Date.

By your signature and the Company’s signature below, you and the Company agree that the option whose terms are evidenced in the attached Option Agreement has been granted under and is governed by the terms and conditions of the Plan, and that you have received a copy of the Plan and the Option Agreement.  You specifically acknowledge the governing laws of Nebraska and the exclusive jurisdiction of the Nebraska courts as set forth in Sections 10 and 11 of the Option Agreement.

SITEL Corporation	Date

[Optionee]	Date

OPTION AGREEMENT

(Non-Qualified Stock Option)

SITEL CORPORATION

1999 STOCK INCENTIVE PLAN

THIS AGREEMENT entered into as of the Grant Date between SITEL Corporation, a Minnesota corporation (the “Company”) and Optionee.  Certain capitalized terms used herein are defined in the attached Notice of Grant of Stock Options, which serves as the signature page to this Option Agreement and is incorporated herein by this reference.  All other capitalized terms used and not otherwise defined herein shall have the meanings given them in the SITEL Corporation 1999 Stock Incentive Plan, as amended (“Plan”).

1.             Grant of Option.  The Company hereby grants to Optionee a Non-Qualified Stock Option (the “Option”) to purchase, up to and including in the aggregate, that number of shares of voting common stock of the Company, with a par value of $.001 each (the “Stock”) equal to the Number of Option Shares at the Option Exercise Price, subject in all respects to the terms and provisions of the Plan, which has been adopted by the Company and which is incorporated herein by reference.

2.             Option Exercise Price. The Option Exercise Price represents the Fair Market Value of a share of the Stock on the Grant Date as determined in accordance with the Plan.

3.             When Option Is Exercisable. This Option shall become exercisable on the first year anniversary of the Grant Date. Once this Option becomes exercisable, it shall remain exercisable until expiration, cancellation, or termination of this Option.  This Option may not be exercised after the Latest Expiration Date and may be exercised during its term only in accordance with the other provisions of this Option Agreement and the terms of the Plan.

4.             Exercise of Option After Termination of Service.  If Optionee’s service as a director of the Company terminates for any reason, then the following provisions shall apply.  If this Option has not become exercisable under Section 3 as of the date of such termination of service as a director (the “Termination Date”), this Option shall terminate immediately upon the Termination Date.  If this Option has become exercisable under Section 3 as of the Termination Date, it shall remain exercisable thereafter in accordance with its terms but in any event no later than the Latest Expiration Date.  The Board in its discretion may determine whether any leave of absence constitutes a termination of service on the Board for purposes of this Option.  Such determination of the Board shall be final, binding, and conclusive.  Any exercise of this Option following Optionee’s death shall be made only by the deceased Optionee’s executor or administrator or other duly appointed representative reasonably acceptable to the Board, unless the deceased Optionee’s will specifically devises this Option, in which case such exercise shall be made only by the beneficiary of such specific devise.  If a deceased Optionee’s personal representative or the beneficiary of a specific devise under such deceased Optionee’s will is entitled to exercise any Option pursuant to the preceding sentence, then such representative or beneficiary shall be bound by all of the terms and provisions of the Plan and this Option Agreement which would have applied to the deceased Optionee.

5.             Manner of Exercise.  As to any portion or all of this Option which is then exercisable, this Option shall be exercised by Optionee delivering all of the following to the Company prior to the expiration, cancellation or termination of this Option:  (a) a written notice of exercise duly signed by Optionee, in the form provided by the Company; and (b) a certified or cashier’s check (or other form of payment which is satisfactory to the Company in its sole discretion) representing full payment of the Option Exercise Price for the shares of Stock being purchased.  Optionee acknowledges that before any shares will be delivered to Optionee pursuant to exercise of this Option, provision must be made for the satisfaction of all requirements, if any, for withholding taxes, either by the Optionee paying to the Company the amount of withholding taxes or, if the Company consents, by withholding from the shares issued to Optionee the number of shares having a value equal to the withholding taxes due.

6.             Non-Transferability.  This Option may not be transferred in any manner otherwise than by Will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee only by the Optionee or his or her legal representative.  The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

7.             Subject to Plan.  Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof.  Optionee accepts this Option subject to all the terms and provisions of the Plan.   Optionee agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee upon any questions arising under the Plan or this Option Agreement.

8.             No Rights as Shareholder.  Optionee shall have no rights as a shareholder in respect of shares of Stock as to which this Option shall not have been duly exercised and all payments and other deliveries therefor made as provided in Section 5 and shall have no rights with respect to such shares of Stock which are not expressly conferred by the Plan.

9.             No Right to Continued Retention as Director.  Nothing in this Option Agreement shall confer or be deemed to confer upon Optionee the right to continue as a Director of the Company or affect the right of the Company or its shareholders to terminate the directorship of Optionee at any time in accordance with the Company’s bylaws.

10.           Governing Law.  This Option Agreement shall be governed by and construed under the laws of the State of Nebraska, without reference to the conflict of laws principles of such State.

11.           Venue.  With respect to any claim arising out of this Option, Optionee hereby (a) irrevocably submits to the exclusive jurisdiction of the courts of the State of Nebraska and the United States District Court located in the City of Omaha, Nebraska; (b) irrevocably waives any objection which Optionee may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Option Agreement brought in any such court and irrevocably waives any claim that such suit, action or proceeding is brought in an inconvenient forum; and (c) irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over Optionee.

12.           Severability.  If a provision of this Option is or becomes invalid in whole or in part or if there is an omission in this Option, the validity of the remaining provisions shall not be affected.  In place of the invalid provision and to fill in an omission an appropriate provision shall be effective which, to the extent legally possible, most closely reflects the intention of the contractual parties if they had considered this point.  If a provision is invalid due to a measurement of duty of time (deadline or date), it shall be replaced with a provision containing the nearest measurement allowed by law.

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